Exhibit 99.1
THE REALREAL ANNOUNCES FIRST QUARTER 2022 RESULTS
Q1 2022 Gross Merchandise Value Increased 31% Year-Over-Year
Q1 2022 Total Revenue Increased 48% Year-Over-Year

SAN FRANCISCO, May 10, 2022 — The RealReal (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today reported financial results for its first quarter ended March 31, 2022. The company reported solid top-line growth and significant operating expense leverage. First quarter 2022 gross merchandise value (GMV) increased 31%, compared to the same period in 2021.

“We are pleased with our financial results for the first quarter of 2022, which exceeded our expectations on both the top- and bottom-line. The strong growth is particularly noteworthy given the COVID-related staff absences in our Authentication Centers early in the year, which negatively impacted the time for processing and launching items on our website. During the first quarter, we also continued to deliver significant operating expense leverage on both our fixed and variable expenses,” said Julie Wainwright, founder and CEO of The RealReal.

Wainwright added, “We continue to see strong demand in our business despite recent geopolitical events and uncertainty surrounding macroeconomic trends. In fact, as inflation has ramped and prices have increased in the primary (i.e. new goods) luxury market, we believe The RealReal is a demonstrated value option offering unique and highly coveted items in our online marketplace. We believe we are well positioned for a strong year.”

Robert Julian, CFO of The RealReal, stated, “Based on our strong first quarter results, we are pleased to confirm our full year 2022 guidance that was provided previously. Additionally, we are on track to achieve the financial targets in our Vision 2025 based on the key assumptions of continued top-line growth of at least 30% annually, variable cost productivity and fixed cost leverage.”
First Quarter Financial Highlights
•GMV was $428 million, an increase of 31% compared to the same period in 2021
•Total Revenue was $147 million, an increase of 48% compared to the same period in 2021
•Net Loss was $57 million compared to $56 million in the same period in 2021
•Adjusted EBITDA was $(35.3) million or (24.1)% of total revenue compared to $(35.6) million or (36.1)% of total revenue in the first quarter of 2021
•GAAP basic and diluted net loss per share was $(0.61) compared to $(0.62) in the prior year period
•Non-GAAP basic and diluted net loss per share was $(0.47) compared to $(0.49) in the prior year period
•Top-line-related Metrics
◦Trailing 12 months (TTM) active buyers reached 828,000, an increase of 21% compared to the same period in 2021
◦Orders reached 878,000, an increase of 27% compared to the same period in 2021
◦Average order value (AOV) was $487, an increase of 3% compared to the same period in 2021
◦Higher AOV was driven by a year-over-year increase in units per transaction (UPT), partially offset by decreased average selling prices (ASPs) driven by a normalization of category mix coming out of COVID-19 (i.e. more demand for ready-to-wear)
◦GMV from repeat buyers was 85% compared to 84% in the first quarter of 2021

Q2 and Full Year 2022 Guidance
Based on market conditions as of May 10, 2022, we are providing guidance for the second quarter of 2022 GMV, total revenue and Adjusted EBITDA, which is a Non-GAAP financial measure. Additionally, please note that we are confirming (and restating below) our full year 2022 guidance.

	Q2 2022	Full Year 2022
GMV	$450 - $470 million	$2,000 - $2,100 million
Total Revenue	$150 - $160 million	$635 - $665 million
Adjusted EBITDA	$(33) - $(29) million	$(100) - $(80) million

We have not reconciled forward-looking Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations including payroll tax expense on employee stock transactions that are not within our control, or other components that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss).

Webcast and Conference Call
The RealReal will post a stockholder letter on its investor relations website at investor.therealreal.com/financial-information/quarterly-results and host a conference call at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to answer questions regarding its first quarter 2022 results. Investors and analysts can access the call by dialing (866) 996-5385 in the U.S. or (270) 215-9574 internationally. The passcode for the call is 1299713. The call will also be available via live webcast at investor.therealreal.com along with the stockholder letter and supporting slides.
An archive of the webcast conference call will be available shortly after the call ends at investor.therealreal.com.
About The RealReal, Inc.
The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with more than 27 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women's and men's fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We do all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as handling shipping and customer service. At our 19 retail locations, including our 16 shoppable stores, customers can sell, meet with our experts and receive free valuations.
Investor Relations Contact:
Caitlin Howe
Vice President, Investor Relations
IR@therealreal.com
Press Contact:
Erin Santy
Head of Communications
pr@therealreal.com
Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating and financial results, including our strategies, plans, commitments, objectives and goals, in particular in the context of the impacts of recent geopolitical events and uncertainty surrounding macro-economic trends, inflation and the COVID-19 pandemic, and our financial guidance, timeline to profitability, 2025 vision and long-range financial targets and projections. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, the impact of the COVID-19 pandemic on our operations and our business environment, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations, labor shortages and other reasons.
More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2021 and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investor.therealreal.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.
Non-GAAP Financial Measures
To supplement our unaudited and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), free cash flow, non-GAAP net loss attributable to common stockholders, and non-GAAP net loss per share attributable to common stockholders, basic and diluted. We have provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures in this earnings release.
We do not, nor do we suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that non-GAAP financial measures we use may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in our industry.
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. Adjusted EBITDA may not be comparable to similarly titled metrics of other companies.
We calculate Adjusted EBITDA as net loss before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, employer payroll tax on employee stock transactions, and certain one-time expenses. The employer payroll tax expense related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which may vary from period to period independent of the operating performance of our business. Adjusted EBITDA has certain limitations as the measure excludes the impact of certain expenses that are included in our statements of operations that are necessary to run our business and should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP.
In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of stock-based compensation and the related employer payroll tax on employee stock transactions, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that stock-based compensation and the related employer payroll tax will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and capitalized proprietary software development costs. We believe free cash flow is an important indicator of our business performance, as it measures the amount of cash we generate. Accordingly, we believe that free cash flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.
Non-GAAP net loss per share attributable to common stockholders, basic and diluted is a non-GAAP financial measure that is calculated as GAAP net loss plus stock-based compensation expense, provision (benefit) for income taxes, and non-recurring items divided by weighted average shares outstanding. We believe that adding back stock-based compensation expense and related payroll tax, provision (benefit) for income taxes, and non-recurring items as adjustments to our GAAP net loss, before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.

THE REALREAL, INC.
Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue:
Consignment and service revenue	$97,877	$75,082
Direct revenue	48,823	23,735
Total revenue	146,700	98,817
Cost of revenue:
Cost of consignment and service revenue	28,049	20,114
Cost of direct revenue	40,034	20,365
Total cost of revenue	68,083	40,479
Gross profit	78,617	58,338
Operating expenses:
Marketing	17,961	15,561
Operations and technology	67,101	51,934
Selling, general and administrative	48,262	43,616
Total operating expenses (1)	133,324	111,111
Loss from operations	(54,707)	(52,773)
Interest income	98	87
Interest expense	(2,664)	(3,296)
Other income (expense), net	(139)	17
Loss before provision for income taxes	(57,412)	(55,965)
Provision for income taxes	—	28
Net loss attributable to common stockholders	$(57,412)	$(55,993)
Net loss per share attributable to common stockholders, basic and diluted	$(0.61)	$(0.62)
Weighted average shares used to compute net loss per share attributable to common stockholders, basic and diluted	93,476,106	90,044,082

(1) Includes stock-based compensation as follows:
Marketing	$593	$736
Operating and technology	5,249	4,696
Selling, general and administrative	6,672	5,487
Total	$12,514	$10,919

THE REALREAL, INC.
Condensed Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$361,007	$418,171
Accounts receivable, net	8,176	7,767
Inventory, net	73,698	71,015
Prepaid expenses and other current assets	21,379	20,859
Total current assets	464,260	517,812
Property and equipment, net	90,419	89,286
Operating lease right-of-use assets	140,489	145,311
Other assets	3,266	2,535
Total assets	$698,434	$754,944
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$6,292	$4,503
Accrued consignor payable	68,653	71,042
Operating lease liabilities, current portion	19,518	18,253
Other accrued and current liabilities	85,322	94,188
Total current liabilities	179,785	187,986
Operating lease liabilities, net of current portion	138,214	143,159
Convertible senior notes, net	447,653	348,380
Other noncurrent liabilities	2,099	2,291
Total liabilities	767,751	681,816
Stockholders’ equity (deficit):
Common stock, $0.00001 par value; 500,000,000 shares authorized as of March 31, 2022, and December 31, 2021; 94,300,104 and 92,960,066 shares issued and outstanding as of March 31, 2022, and December 31, 2021, respectively	1	1
Additional paid-in capital	742,802	841,255
Accumulated deficit	(812,120)	(768,128)
Total stockholders’ equity (deficit)	(69,317)	73,128
Total liabilities and stockholders’ equity (deficit)	$698,434	$754,944

THE REALREAL, INC.
Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(57,412)	$(55,993)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	6,364	5,435
Stock-based compensation expense	12,514	10,919
Reduction of operating lease right-of-use assets	4,797	4,755
Bad debt expense	193	—
Accrued interest on convertible notes	575	1,469
Accretion of debt discounts and issuance costs	641	1,815
Loss on disposal/sale of property and equipment and impairment of capitalized proprietary software	175	—
Other adjustments	—	5
Changes in operating assets and liabilities:
Accounts receivable, net	(602)	1,219
Inventory, net	(2,683)	(7,181)
Prepaid expenses and other current assets	(426)	1,769
Other assets	(779)	(106)
Operating lease liability	(3,655)	(3,983)
Accounts payable	2,030	(5,072)
Accrued consignor payable	(2,389)	(2,569)
Other accrued and current liabilities	(8,627)	(547)
Other noncurrent liabilities	(70)	257
Net cash used in operating activities	(49,354)	(47,808)
Cash flow from investing activities:
Proceeds from maturities of short-term investments	—	4,000
Capitalized proprietary software development costs	(3,304)	(2,405)
Purchases of property and equipment	(5,143)	(5,925)
Net cash used in investing activities	(8,447)	(4,330)
Cash flow from financing activities:
Proceeds from issuance of 2028 convertible senior notes, net of issuance costs	—	278,844
Purchase of capped calls in conjunction with the issuance of the 2028 convertible senior notes	—	(33,666)
Proceeds from exercise of stock options	637	3,973
Net cash provided by financing activities	637	249,151
Net increase (decrease) in cash and cash equivalents	(57,164)	197,013
Cash and cash equivalents
Beginning of period	418,171	350,846
End of period	$361,007	$547,859

The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three Months Ended March 31,
	2022	2021
Adjusted EBITDA Reconciliation:
Net loss	$(57,412)	$(55,993)
Depreciation and amortization	6,364	5,435
Stock-based compensation	12,514	10,919
Payroll taxes expense on employee stock transactions	205	506
Legal settlement	304	288
Interest income	(98)	(87)
Interest expense	2,664	3,296
Other (income) expense, net	139	(17)
Provision for income taxes	—	28
Adjusted EBITDA	$(35,320)	$(35,625)
A reconciliation of GAAP net loss to non-GAAP net loss attributable to common stockholders, the most directly comparable GAAP financial measure, in order to calculate non-GAAP net loss attributable to common stockholders per share, basic and diluted, is as follows (in thousands, except share and per share data):

	Three Months Ended March 31,
	2022	2021
Net loss	$(57,412)	$(55,993)
Stock-based compensation	12,514	10,919
Payroll tax expense on employee stock transactions	205	506
Legal settlement	304	288
Provision for income taxes	—	28
Non-GAAP net loss attributable to common stockholders	$(44,389)	$(44,252)
Weighted-average common shares outstanding used to calculate Non-GAAP net loss attributable to common stockholders per share, basic and diluted	93,476,106	90,044,082
Non-GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.47)	$(0.49)
The following table presents a reconciliation of net cash used in operating activities to free cash flow for each of the periods indicated (in thousands):

	Three Months Ended March 31,
	2022	2021
Net cash used in operating activities	$(49,354)	$(47,808)
Purchase of property and equipment and capitalized proprietary software development costs	(8,447)	(8,330)
Free Cash Flow	$(57,801)	$(56,138)

Key Financial and Operating Metrics:

	March 31, 2020	June 30, 2020	September 30 2020	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
	(in thousands, except for AOV and percentages)
GMV	$257,606	$182,771	$245,355	$301,219	$327,327	$350,001	$367,925	$437,179	$428,206
NMV	$184,625	$139,797	$189,059	$223,390	$244,162	$256,509	$273,417	$318,265	$310,511
Consignment and Service Revenue	$65,086	$46,768	$64,152	$71,320	$75,082	$82,452	$89,451	$99,863	$97,877
Direct Revenue	$12,942	$10,523	$13,645	$15,512	$23,735	$22,460	$29,387	$45,262	$48,823
Number of Orders	574	438	550	671	690	673	757	861	878
Take Rate	36.2%	36.0%	35.4%	35.7%	34.3%	34.5%	34.9%	35.0%	35.7%
Active Buyers	602	612	617	649	687	730	772	797	828
AOV	$449	$417	$446	$449	$474	$520	$486	$508	$487
% of GMV from Repeat Buyers	84.4%	82.3%	82.9%	82.4%	83.6%	84.5%	84.1%	83.8%	85.0%